As filed with the Securities and Exchange Commission on August 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNERGY PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0505269
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

420 Lexington Avenue, Suite 2012

New York, New York 10170

(212) 297-0020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SYNERGY PHARMACEUTICALS INC.

2017 EQUITY INCENTIVE PLAN

(Full title of the plan)

Gary S. Jacob, Ph.D.

Chief Executive Officer

Synergy Pharmaceuticals Inc.

420 Lexington Avenue, Suite 2012

New York, New York 10170

(212) 297-0020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey J. Fessler, Esq.

Stephen A. Cohen, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, New York 10112

(212) 653-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan (the “Plan”)	9,000,000 Shares	$2.91	$26,190,000	$3,036

(1)  Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)  For purposes of computing the registration fee only. Pursuant to Rule 457(c) and (h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Registrant’s common stock on The NASDAQ Global Select Market on August 15, 2017.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Synergy Pharmaceuticals Inc. (the “Company”) with the Commission are hereby incorporated by reference in this Registration Statement:

•                                          the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•                                          the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•                                          The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017;

•                                          the Company’s Current Reports on Form 8-K filed on February 2, 2017, February 7, 2017, February 8, 2017, March 14, 2017, March 27, 2017, April 6, 2017, April 12, 2017, April 17, 2017, April 24, 2017, May 8, 2017, May 9, 2017, May 26, 2017, May 30, 2017, June 7, 2017, June 28, 2017 and July 7, 2017;

•                                          portions of the Company’s Proxy Statement on Schedule 14A filed on April 28, 2017 that are incorporated by reference into Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•                                          the description of our common stock contained in our Registration Statement on Form 8-A12B/A filed with the Commission on May 2, 2012, and any amendments or reports filed updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 (“Section 145”) of the Delaware General Corporation Law, as amended (the “DGCL”), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The foregoing is only a summary of the described sections of the Delaware General Corporation Law and is qualified in its entirety by reference to such sections.

Synergy’s Second Amended and Restated Certificate of Incorporation, as amended and amended and restated bylaws provide that it shall indemnify each of its officers and directors to the fullest extent permitted by Section 145.

Synergy’s Second Amended and Restated Certificate of Incorporation, as amended, provides that no current or former director of Synergy shall be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

A list of exhibits filed with this Registration Statement on Form S-8 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the  information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 17, 2017.

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Gary S. Jacob and Gary G. Gemignani, and each of them, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary S. Jacob	President, Chairman of the Board, and Chief Executive Officer	August 17, 2017
Gary S. Jacob	(Principal Executive Officer)

/s/ Gary G. Gemignani	Executive Vice President, Chief Financial Officer	August 17, 2017
Gary G. Gemignani	(Principal Financial and Accounting Officer)

/s/ Melvin K. Spigelman	Director	August 17, 2017
Melvin K. Spigelman

/s/ Alan Joslyn	Director	August 17, 2017
Alan Joslyn

/s/ Thomas H. Adams	Director	August 17, 2017
Thomas H. Adams

/s/ John Brancaccio	Director	August 17, 2017
John Brancaccio

/s/ Richard J. Daly	Director	August 17, 2017
Richard J. Daly

/s/ Timothy S. Callahan	Director	August 17, 2017
Timothy S. Callahan

EXHIBIT INDEX

Exhibit Number	Description
4.1	Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement on Schedule 14A filed on April 28, 2017)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, LLP

24.1*	Power of Attorney (contained on page 6)

* Filed herewith